As filed with the Securities and Exchange Commission on July 29, 2004
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           I.C. Isaacs & Company, Inc.
      (Exact name of Registrant as Specified in Its Governing Instruments)

                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                           I.C. Isaacs & Company, Inc.
                     Amended and Restated Omnibus Stock Plan
                              (Full Title of Plan)

                              Mr. Eugene Wielepski
                      Vice President-Finance and Secretary
                           I.C. Isaacs & Company, Inc.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:

                             Steven D. Dreyer, Esq.
                                 Arent Fox PLLC
                                  1675 Broadway
                            New York, New York 10019
                                 (212) 484-3917

                         CALCULATION OF REGISTRATION FEE

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Title of Each Class of                      Proposed Maximum     Proposed Maximum
   Securities to be       Amount to be     offering Price per   Aggregate Offering        Amount of
      Registered           Registered           Share(3)              Price           Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, $.0001     1,100,000(1)(2)         $1.61              $1,771,000             $224.39
par value
------------------------------------------------------------------------------------------------------

----------
(1) An aggregate of 2,200,000 shares of Common Stock may be offered or issued pursuant to our Amended and Restated Omnibus Stock Plan, 1,100,000 of which were previously registered pursuant to two Form S-8 filings (File No. 333-63871 and File No. 333-46916) and 1,100,000 of which are registered on this Form S-8.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c), (h)(1) and (h)(3), based on the average of the high and low prices for our Common Stock as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on July 26, 2004.

                                EXPLANATORY NOTE

      The 1,100,000 shares of our common stock, $0.0001 par value per share (the "Common Stock"), being registered pursuant to this Form S-8 are additional shares of our Common Stock issuable to participants in the I.C. Isaacs & Company, Inc. Amended and Restated Omnibus Stock Plan (the "Plan").

      We previously registered 500,000 shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on September 21, 1998 (File No. 333-63871) (the "1998 Registration Statement").

      We also previously registered an additional 600,000 shares of the Common Stock for issuance under the Plan under a separate Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on September 29, 2000 (File No. 333-46916) (the "2000 Registration Statement").

      As a consequence of the 1998 Registration Statement and the 2000 Registration Statement, before the filing of this Registration Statement we had an aggregate amount of 1,100,000 shares of Common Stock issuable under the Plan registered under the Securities Act of 1933.

      Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the 1998 Registration Statement and the 2000 Registration Statement, except as otherwise set forth herein.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus to be used for offers and sales of our Common Stock covered by this Registration Statement has been omitted in accordance with the Note to Part I of Form S-8.

                                     PART IA

PROSPECTUS

                                 847,500 SHARES

                           I.C. ISAACS & COMPANY, INC.

                                  COMMON STOCK

      This prospectus is being used in connection with the offering from time to time by our employees and non-employee directors, who are considered for purposes of this prospectus to be selling stockholders, who may be deemed our "affiliates" as defined in Rule 405 under the Securities Act of 1933, as amended, of shares of our common stock that have been or may be acquired by them pursuant to our Amended and Restated Omnibus Stock Plan.

      Our common stock is traded on the OTC Bulletin Board under the symbol ISAC. On July 26, 2004, the closing price of the common stock on the OTC Bulletin Board was $1.65 per share.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 4 IN DETERMINING WHETHER TO PURCHASE THE COMMON STOCK.

      The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off the OTC Bulletin Board, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. For more information on how the shares may be distributed, see "Plan of Distribution" on page 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      No person has been authorized to give any information or to make any representation, other than those in this prospectus, in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such an offer in such state.

                  The date of this Prospectus is July 29, 2004.

                                Table of Contents

                                                                            Page
                                                                            ----

Overview of Our Business.................................................     3
Risk Factors.............................................................     4
Use of Proceeds..........................................................     9
Selling Stockholders.....................................................    10
Plan of Distribution.....................................................    11
SEC's Position on Indemnification for Securities Act Liabilities.........    13
Legal Matters............................................................    14
Experts..................................................................    14
Where You Can Find More Information......................................    14

                                   ----------

      Throughout this prospectus, the "Company," "we," "us," and "our," and other possessive and other derivations thereof, refer to I.C. Isaacs & Company, Inc. and its consolidated subsidiaries, unless the context otherwise requires. "I. C. Isaacs" and "I.G. Design" are trademarks of the Company. All other trademarks or service marks, including "Girbaud" and "Marithe and Francois Girbaud," appearing in this prospectus are the property of their respective owners and are not our property.

      The various companies that hold and license the Girbaud trademarks, and that engage in the design and licensing of Girbaud branded apparel, as well as the affiliates and associates of those companies, are hereinafter collectively referred to as "Girbaud."

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. Please read this entire prospectus and any amendments or supplements carefully before making your investment decision to purchase shares in this offering. You should rely only on the information provided in, and incorporated by reference into, this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We have authorized no one to provide you with different information.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, and the various documents incorporated by reference into this prospectus, contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management, including the Company's belief regarding the prominence of branded, licensed apparel, in general, and the Girbaud brand, in particular, in the Company's future, its expectations regarding the renewal of its licenses for men's and women's sportswear and jeanswear by Girbaud, and its expectations that substantially all of its net sales will come from sales of Girbaud apparel, the Company's beliefs regarding the relationship with its employees, the conditions of its facilities, number of manufacturers capable of supplying the Company with products that meet the Company's quality standards, the Company's beliefs regarding its ordering flexibility as a result of transferring production to Asia, and the basis on which it competes for business, the Company's environmental obligations and its expectations regarding the Company's product offerings. Words such as "believes," "anticipates," "expects," "intends," "plans," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Such statements are forward-looking statements which are subject to a variety of risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the following risks and uncertainties (i) changes in the marketplace for the Company's products, including customer tastes, (ii) the introduction of new products or pricing changes by the Company's competitors, (iii) changes in the economy, and (iv) termination of one or more of its agreements for use of the Girbaud brand name and images in the manufacture and sale of the Company's products. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

                            OVERVIEW OF OUR BUSINESS

      We design and market branded jeanswear and sportswear. We offer collections of men's and women's jeanswear and sportswear under the Marithe and Francois Girbaud designer brand ("Girbaud brand" or "Girbaud branded") in the United States, Puerto Rico and Canada. The Girbaud brand is an internationally recognized designer label with a distinct European influence. We have positioned our Girbaud branded line with a broad assortment of products, styles and fabrications reflecting a contemporary European look. Our Girbaud collections include full lines of bottoms consisting of jeans and casual pants in a variety of fabrications, including denim, stretch denim, cotton twill and nylon, cotton t-shirts, polo shirts, knit and woven tops, sweaters, outerwear and leather sportswear. Reflecting contemporary European design, each of these collections is characterized by innovative styling and fabrication and is targeted to consumers ages 16 to 50. Estimated retail prices range from $24 to $30 for t-shirts, $50 to $90 for tops and bottoms, $60 to $90 for sweaters and $80 to $300 for outerwear. Sales of Girbaud branded products accounted for all of the Company's net sales in 2003 and 2002.

      Our products are sold in over 2,300 specialty stores, specialty store chains and department stores. We use both sales representatives and distributors for the sale of our products. Sales representatives include employees of the Company as well as independent contractors. Each of our non-employee sales representatives has an agreement with us pursuant to which the sales representative serves as the sales representative of specified products within a specified territory. We do not have long-term contracts with any of our customers. Instead, our customers purchase our products pursuant to purchase orders and are under no obligation to continue to purchase them.

      We began marketing men's sportswear under the Girbaud brand in February 1998 and introduced a women's sportswear collection under the Girbaud brand in the second quarter of 1998. Our Girbaud men's products are sold to approximately 1,600 stores in the United States and Puerto Rico, including major department stores such as Macy's East, Macy's West, Dillard's, Burdines, Dayton Hudson, Saks, Inc, and Carson Pirie Scott, and many prominent specialty stores such as The Lark. Our Girbaud women's line is sold to more than 1,100 stores. None of our customers accounted for 10% or more of sales in 2003 or 2002. Our Girbaud brand products are sold and marketed domestically under the direction of a 12 person sales force headquartered in New York.

      We are a Delaware corporation with our principal executive offices located at 350 Fifth Avenue, Suite 1029, New York, New York 10118. Our telephone number at those offices is (212) 563-0761. Our website address is www.icisaacs.com

                                  RISK FACTORS

      An investment in our common stock involves risks. You should read and carefully consider the following risk factors in addition to all other information in this prospectus before making an investment in our common stock.

Because we have a history of losses and fluctuating operating results, we can not assure you that we will operate profitably or will generate positive cash flow in the future.

      During the five year period ended December 31, 2003, we incurred aggregate losses of approximately $36,791,000. Our loss from operations for the fiscal year ended December 31, 2003 was $1,695,000. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as demand for our products, and the level of competition and general economic conditions.

If we fail to identify and respond appropriately to changing consumer demands and fashion trends, consumer acceptance of our products could be adversely affected and that could have a material adverse effect on our financial condition and results of operations.

      The apparel industry is highly competitive, fragmented and subject to rapidly changing consumer demands and preferences. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner and upon the continued appeal to consumers of the Girbaud brand name. We compete with numerous apparel manufacturers and distributors, many of which have greater financial resources than we possess. Our products also compete with a substantial number of designer and non-designer lines. Although the level and nature of competition differ among our product categories, we believe that we compete primarily on the basis of brand image, quality of design and value pricing. Increased competition by existing and future competitors could result in reductions in sales or prices of our products, which could have a material adverse effect on our financial condition and results of operations. In addition, there is no assurance that we will be able to introduce competitive lines of Girbaud products or that such products will achieve market acceptance. The apparel industry historically has been subject to substantial cyclical variations, and a recession in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits could have a material adverse effect on our financial condition or results of operations.

We are completely dependent upon licenses granted to us by an affiliate of our controlling stockholders for all of the revenues that we generate. Our inability to renew those licenses upon terms that we would consider to be commercially reasonable could place us in a materially adverse position financially and operationally.

      Our business is completely dependent upon our use of the Girbaud brand names and images, which are in turn dependent upon the existence and continuation of two license agreements granted to us by Latitude Licensing Corp. ("Latitude"). Latitude is an affiliate of Wurzburg Holding S.A. ("Wurzburg") and Textile Investment International S.A. ("Textile"). Those two corporations, which are wholly owned by Francois Girbaud and Marithe Bachellerie, collectively own approximately 40.4% of our common stock. Our license for use of the Girbaud brand names and images is limited to certain specified products in the United States, Puerto Rico and the U.S. Virgin Islands extend through December 31, 2011. There can be no assurance that we will be able to retain our right to use the Girbaud brand names and images or enter into comparable arrangements upon the expiration of the current agreements. In addition, each of our Girbaud license agreements contains provisions that, under certain circumstances (not all of which are under we control), could permit Latitude to terminate the agreements. Such provisions include, among other things (i) a default in the payment of certain amounts payable under the applicable agreement that continues beyond the specified grace period and (ii) the failure to comply with the covenants contained in the applicable agreement. Any termination of these agreements would result in loss of our rights to use the Girbaud brand names and images and would have a material adverse effect on our financial condition and results of operations.

Because we extend credit to our customers, we are subject to the risks inherent in ordering and paying for goods before we receive any payment for them.

      We extend credit to our customers based on an evaluation of each customer's financial condition and credit history and, due to growth, continues to experience increases in the amount of our outstanding accounts receivable. In 2001, 2002 and 2003, our credit losses were $0.5 million, $0.5 million and $0.3 million, respectively. In each of these years, our credit losses as a percentage of net sales has been less than three quarters of one percent. There can be no assurance that our credit losses will continue to be immaterial. The failure to accurately assess the credit risk from our customers, changes in overall economic conditions and other factors could cause our credit losses to increase, which could have a material adverse effect on our financial condition or results of operations.

Our dependence on unaffiliated manufacturers for the production of all of the products that we sell makes us susceptible to financial and customer-related problems that could arise from shipment delays and product quality issues.

      All of our manufacturing and sourcing needs are currently met through domestic and foreign independent contractors. We currently contract with approximately 20 manufacturers in more than eight countries. We do not have long-term contracts with any manufacturers and most of those manufacturers supply us on a non-exclusive basis pursuant to purchase orders. During 2003, approximately 8% of our purchases of raw materials, labor and finished goods for our apparel were made in Mexico; approximately 85% were made in Asia; and approximately 7% were made at third party facilities elsewhere in the United States. The inability of a manufacturer to ship our products in a timely manner or to meet our quality standards could adversely affect our ability to deliver products to our customers in a timely manner. Delays in delivery caused by manufacturing delays, disruption in services of delivery carriers or other factors could result in cancellations of orders, refusals to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition or results of operations.

Our complete reliance on foreign sourcing of our goods also subjects us to financial and customer-related problems that could arise from trade disputes and disruptions in the countries in which our contractors are located.

      Our operations may be affected adversely by political instability resulting in the disruption of trade with the countries in which our contractors are located, the imposition of additional regulations relating to imports, the imposition of additional duties, tariff and other charges on imports, significant fluctuations in the value of the dollar against foreign currencies or restrictions on the transfer of funds. Such factors have not previously had a material adverse effect on our financial condition or results of operations but there can be no assurance of such in the future. All of our products manufactured abroad are paid for in United States dollars. Accordingly, we do not engage in any currency hedging transactions.

      Our import operations are subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries. These agreements, which are due to expire in January 2005, and which have been negotiated either under the framework established by the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, or other applicable statutes, impose quotas on the amounts and types of merchandise that may be imported into the United States from these countries. These agreements also allow the United States to impose restraints at any time and on very short notice on the importation of categories of merchandise that, under the terms of the agreements, are not currently subject to specified limits. These agreements and statutes have not previously had a material adverse effect on our financial condition or results of operations but there can be no assurance of such in the future. Imported products are also subject to United States customs duties, which comprise a material portion of the cost of the merchandise. A substantial increase in customs duties could have a material adverse effect on our financial condition or results of operations. The United States or the countries in which our products are produced or sold may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust prevailing quota, duty or tariff levels, any of which could have a material adverse effect on our financial condition or results of operations.

      Our policy is to notify our independent manufacturers through our agents of the expectation that such manufacturers operate in compliance with applicable laws and regulations. While our policies promote ethical business practices and our staff periodically visits and monitors the operations of our independent manufacturers, we do not control such manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of we or the divergence of an independent manufacturer's labor practices from those generally accepted as ethical in the United States could have a material adverse effect on our financial condition or results of operations.

The seasonality of our business, periodic changes in customer tastes and quarterly fluctuations in our sales require us to make predictions about consumer demands for our products that can turn out to be wrong. Our financial condition can be materially adversely affected when that occurs.

      Our business is subject to significant seasonal and quarterly fluctuations that are characteristic of the apparel and retail industries. Our backlog of orders and overall results of operations may fluctuate from quarter to quarter as a result of, among other things, variations in the timing of product orders by customers, weather conditions that may affect purchases at the wholesale and retail levels, the amount and timing of shipments, advertising and marketing expenditures and increases in the number of employees and overhead to support growth. In our segment of the apparel industry, sales are generally higher in the first and third quarters. Historically, we have taken greater markdowns in the second and fourth quarters.

Because we are effectively controlled by two stockholders affiliated with our licensor, it may be difficult for our other investors to influence or implement changes in governance and control of the company.

      Wurzburg and Textile, both of whom are affiliated with Latitude, the company that has licensed our use of the Girbaud trademarks, brand names and images, beneficially own an aggregate of approximately 40.4% of our outstanding common stock. Pursuant to a stockholders agreement that we entered into with Wurzburg and Textile in May 2002, they have the right to nominate five of the nine members of our Board of Directors. Accordingly, they have the ability to control the election of directors and, subject to certain restrictions and limitations contained in that stockholders agreement, all of which shall expire in November 2004, they also control the results of other matters submitted to a vote of stockholders. Such concentration of ownership and control, together with the anti-takeover effects of certain provisions of our Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated By-laws (the "Restated By-laws"), may have the effect of delaying or preventing a change in control of the company.

Various anti-takeover provisions of our Restated Certificate and Restated By-laws may impact upon an investor's ability to maximize his investment in our common stock.

      Our Restated Certificate and Restated By-laws include provisions that may have the effect of discouraging a non-negotiated takeover of the company and preventing certain changes of control. These provisions, among other things (i) permit our Board of Directors, without further stockholder approval, to issue up to 5.0 million shares of preferred stock with rights and preferences determined by the Board of Directors at the time of issuance, (ii) require a 66.7% vote of our stockholders to approve any amendment, addition or termination of the Restated By-laws and (iii) restrict the ability of stockholders to call special meetings of the stockholders, nominate individuals for election to the Board of Directors or submit stockholder proposals. The provisions of the Restated Certificate and the Restated By-laws might, therefore, have the effect of inhibiting stockholders' ability to realize the maximum value for their shares of common stock that might otherwise be realized because of a merger or other event affecting the control of the company.

Our stock is a penny stock. trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

      Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

      In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares.

      Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the New York Stock Exchange.

Future issuances of our common stock could dilute current stockholders and adversely affect the market.

      We have the authority to issue up to 50,000,000 shares of common stock and up to 5,000,000 shares of Preferred Stock without stockholder approval. We also have authority to issue options and warrants to purchase shares of our common stock and Preferred Stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current stockholders.

Future sales of our common stock also could adversely affect the market.

      Future sales of our common stock into the market, including sales by our officers, directors and principal shareholders, may also depress the market price of our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions. The conversion of the Series A Preferred Stock and exercise of outstanding option and warrants will dilute our common stockholders and may depress the price of our common stock.

Provisions in our certificate of incorporation and Delaware law may deter takeover efforts that might be beneficial to stockholder value.

      We have the authority to issue up to 5,000,000 shares of preferred stock without stockholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock offered under this prospectus. All of the shares of common stock being offered are beneficially owned by the selling stockholders named in this prospectus, although we may receive the exercise price in cash upon the exercise of the options pursuant to which the shares of common stock offered under this prospectus shall be acquired by the selling stockholders.

                              SELLING STOCKHOLDERS

      This prospectus relates to shares of common stock that have been or may be acquired by the selling stockholders. The following table sets forth, as of the date of this prospectus, the name and relationship to us of each selling stockholder who is (or may be deemed to be) our affiliate, the number of shares of common stock owned by each selling stockholder prior to the offering, the number of those shares being offered for each selling stockholder's account, the number of shares and the percentage of our common stock to be owned by each selling stockholder after completion of the offering.

                                                                                        Percentage of Common
  Name of Selling           Number of Shares                        Number of Shares     Stock Beneficially
Security Holder and        Beneficially Owned      Number of       Beneficially Owned           Owned
   Relationship             Before Offering      Shares Offered      After Offering       After Offering (1)
-------------------        ------------------    --------------    ------------------   ---------------------
Robert  J. Conologue,
Exec. VP, COO, CFO             225,000(2)(3)        225,000                   0                  --

Daniel G. Gladstone,
President, Girbaud
Division                       484,000(2)           484,000                   0                  --

Sandra Finkelstein,
Sr VP                           25,000(2)            25,000                   0                  --

Eugene Wielepski, VP -
Finance                        238,742(4)            44,500             194,242                 1.6

Staffan Th. Ahrenberg,
Director                        30,000(2)            30,000                   0                  --

Neal J. Fox, Director           32,000(2)(5)         32,000                   0                  --

Jon Hechler, Director          362,791(5)6)           7,000             358,791                 3.0

----------
(1) Based upon 11,982,157 shares assumed to be issued and outstanding which includes 11,134,657 shares actually issued and outstanding on the date of this prospectus plus an aggregate of 847,500 shares that the persons listed in the table may acquire pursuant to Plan options that they may exercise within 60 days of the date of this prospectus.

(2) These shares are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus.

(3) Does not include 150,000 shares issuable pursuant to Plan option time vesting conditions that have not been satisfied.

(4) Includes 44,500 shares that are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus.

(5) Does not include 30,000 shares issuable pursuant to Plan option time vesting conditions that have not been satisfied.

(6) Includes 7,000 shares that are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus.

                              PLAN OF DISTRIBUTION

      The selling stockholders or their respective pledgees, donees, transferees or other successors-in-interest:

      o may sell shares of common stock offered hereby by delivery of this prospectus from time to time in one or more transactions (which may involve block transactions) on the OTC Bulletin Board service or on such other market on which the common stock may from time to time be trading;

      o may sell the shares offered hereby in privately negotiated transactions, may sell shares of common stock short and (if such short sales were effected pursuant hereto and a copy of this prospectus delivered therewith) deliver the shares offered hereby to close out such transactions;

      o may engage in the sale of such shares through equity-swaps or the purchase or sale of options; and/or

      o may pledge the shares offered hereby to a broker or dealer or other financial institution, and upon default, the broker or dealer may effect sales of the pledged shares by delivery of this prospectus or as otherwise described herein or any combination thereof.

      The sale price to the public may be the market price for common stock prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling stockholders determine from time to time. The shares offered hereby may also be sold pursuant to Rule 144 under the Securities Act without delivery of this prospectus. The selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that all or any part of the shares offered hereby will be sold by the selling stockholders.

      The selling stockholders or their respective pledgees, donees, transferees or other successors-in-interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling security holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

      The selling stockholders, alternatively, may sell all or any part of the shares offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus. To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

      The selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Therefore, any selling stockholder that may be deemed to be an underwriter will be subject to prospectus delivery requirements under the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

      To comply with the securities laws of certain jurisdictions, the shares offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in its ability to engage in market activities with respect to such shares. The selling stockholders, for example, will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may restrict certain activities of the selling stockholders and limit the timing of purchases and sales of any shares of common stock by the selling stockholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

      We have agreed to pay certain expenses of the offering and issuance of the shares of common stock covered by this prospectus, including the printing, legal and accounting expenses we incur and the registration and filing fees imposed by the SEC. Certain of the selling stockholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by certain of the selling stockholders against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

      Upon a sale of common stock pursuant to this registration statement of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates. We will not pay brokerage commissions or taxes associated with sales by the selling stockholders.

      This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions in accordance with Rule 144(k) under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

                        SEC'S POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      Our Certificate of Incorporation, as amended, provides that none of our directors will be personally liable to us or our stockholders for monetary damages for any breach of his fiduciary duty as a director. However, that provision does not apply to any liability of a director

      o     for any breach of his loyalty to the us or our stockholders,

      o for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law,

      o under Section 174 of the Delaware Corporation Law (which covers unlawful payments of dividends and unlawful stock purchases or redemptions), or

      o for any transaction from which the director shall derive an improper personal benefit.

      Our Bylaws provide that we will indemnify any person in connection with any threatened, pending or completed legal proceeding (other than a legal proceeding maintained by or in the right of the Company) by reason of the fact that he is or was our director, officer, employee or agent of the Registrant or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, if he has no reasonable cause to believe that his conduct was unlawful. If the legal proceeding is by or in the right of the Company, the director or officer may be indemnified by us against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to us unless a court determines otherwise.

      We maintain liability insurance on behalf of any person who is or was our director, officer, employee or agent and any person who serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our request.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to any of our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by, such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered by this prospectus has been passed upon for us by Arent Fox PLLC, New York, New York.

                                     EXPERTS

      The financial statements and schedules incorporated by reference in this Prospectus constituting a part of this Registration Statement, have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

      The SEC allows us to "incorporate by reference" into this prospectus some of the information we have already filed with the SEC. As a result, we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not contained in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Moreover, later information filed with the SEC by us in the future will update and supersede this information and similarly, be considered to be a part of this prospectus. We incorporate by reference:

      o     our Annual Report on Form 10-K for the year ended December 31, 2003;

      o the Proxy Statement for our Annual Meeting of Stockholders held on June 3, 2004;

      o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

      o the description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 0-23379) filed on November 14, 1997.

      In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or incorporated herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

      Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), will be provided without charge to any person, without charge, upon written or oral request. Requests for such copies should be directed to us at 3840 Bank Street, Baltimore, Maryland 21224-2522, Attention:
Secretary, telephone: (410) 342-8200.

      We file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC by mail at prescribed rates. For more information about the public reference facilities of the SEC, you can call the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains the information that we have filed with them. The address of the SEC's website is http://www.sec.gov.

      We have filed with the SEC a registration statement on Form S-8 under the Securities Act covering the sale of the common stock offered in this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement. For further information about us and the securities offered by this prospectus, you should read the registration statement and the exhibits filed with the registration statement. You may obtain copies of the registration statement and exhibits from the SEC upon payment of a fee prescribed by the SEC or examine the documents, free of charge, at the public reference facilities or Internet website referred to above.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

      The following documents that we filed with the SEC are incorporated herein by reference:

      o     our Annual Report on Form 10-K for the year ended December 31, 2003;

      o the Proxy Statement for our Annual Meeting of Stockholders held on June 3, 2004;

      o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

      o the description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 0-23379) filed on November 14, 1997.

      All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Pursuant to Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), Article IX of our Amended and Restated By-Laws (the "By-Laws") provides that we shall indemnify any person in connection with any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the company) by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, if he has no reasonable cause to believe that his conduct was unlawful. If the legal proceeding is by or in the right of the company, the director or officer may be indemnified by us against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to us unless a court determines otherwise.

      We maintain liability insurance on behalf of any person who is or was our director, officer, employee or agent or who serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our request as permitted under Article IX of our By-laws.

      Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article VII of our Amended and Restated Certificate of Incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his loyalty to us or our stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemptions from Registration Claimed

      Not applicable.

Item 8. Exhibits

3.01 Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.01 of the Registration Statement on Form S-1 (file no. 333-37155) filed on October 3, 1997 (the "S-1 Registration Statement").

3.02 Certificate of Amendment of our Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.06 to our Quarterly Report on Form 10-Q filed on August 14, 2003.

3.03        Amended and Restated By-laws, incorporated herein by reference to
            Exhibit 3.02 of the S-1 Registration Statement.

4.01 Specimen common stock certificate, incorporated herein by reference to Exhibit 4.01 of the S-1 Registration Statement.

4.02 Amended and Restated Omnibus Stock Plan, incorporated herein by reference to Exhibit 4.04 to our Quarterly Report on Form 10-Q filed on August 14, 2003.

5.01        Opinion and consent of our counsel

23.01       Consent of BDO Seidman, LLP

23.02       Consent of our counsel (included in Exhibit 5.01)

24.01       Power of Attorney (See p. II-5)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

      (a)   Rule 415 Offering.

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filings incorporating subsequent Exchange Act documents by reference. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 29, 2004.

                                                I.C. ISAACS & COMPANY, INC.


                                                By: /s/ Peter J. Rizzo
                                                    ----------------------------
                                                          Peter J. Rizzo
                                                      Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter J. Rizzo and Robert J. Conologue and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

          Signature                                Capacities                          Date
          ---------                                ----------                          ----


/s/ Peter J. Rizzo                      Chief (Principal) Executive Officer;
--------------------------------                    Director                        July 29, 2004
        Peter J. Rizzo


/s/ Robert J. Conologue                 Executive Vice President. Chief
--------------------------------        Operating Officer, Chief Financial
      Robert J. Conologue                Officer and Principal Accounting
                                                 Officer; Director                  July 29, 2004


   /s/ Staffan Th. Ahrenberg                       Director                        July 29, 2004
--------------------------------
     Staffan Th. Ahrenberg


   /s/ Olivier Bachellerie                         Director                        July 29, 2004
--------------------------------
      Olivier Bachellerie


   /s/ Rene Faltz                                  Director                        July 29, 2004
--------------------------------
          Rene Faltz


   /s/ Neal J. Fox                                 Director                        July 29, 2004
--------------------------------
          Neal J. Fox


   /s/ Jon Hechler                                 Director                        July 29, 2004
--------------------------------
          Jon Hechler


                                                   Director
--------------------------------
         Roland Loubet


   /s/ Robert S. Stec                              Director                        July 29, 2004
--------------------------------
        Robert S. Stec